Exhibit 10.59

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of the Series A-2 Preferred Stock of

Occam Networks, Inc.

Dated as of December     , 2004 (the “Effective Date”)

WHEREAS, Occam Networks, Inc., a Delaware corporation (the “Company”), has entered into a Senior Loan and Security Agreement of even date herewith (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Series A-2 Preferred Stock;

NOW, THEREFORE, in consideration of the Warrantholder’s executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION	1. GRANT OF THE RIGHT TO PURCHASE SERIES A-2 PREFERRED STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company up to, Fifteen Thousand (15,000) fully paid and non-assessable shares of the Series A-2 Preferred Stock (as defined below) at a purchase price of Ten Dollars ($10.00) per share (the “Exercise Price”). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday, or holiday on which banks are closed for business in the State of California.

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Merger Event” means any merger or consolidation (effected in a single transaction or series of related transactions) of the Company with or into another entity in which holders of voting securities of the Company immediately prior to such transaction will hold less than 50% of the voting securities of the surviving entity or its parent immediately after such transaction.

“Purchase Price” means, with respect to any exercise of this Warrant Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Series A-2 Preferred Stock requested to be exercised under this Warrant Agreement pursuant to such exercise.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Series A-2 Preferred Stock” means the Series A-2 Preferred Stock of the Company, par value $0.001 per share.

SECTION	2. TERM OF THE WARRANT AGREEMENT.

Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Series A-2 Preferred Stock as granted herein (the “Warrant”) shall commence on the Effective Date and shall be exercisable until the first to occur of the following:

(a) at 5.00 p.m. local time in San Francisco, California on the first Business Day falling on or after the fifth anniversary of the Effective Date; or

(b) the closing of a Merger Event.

The Company shall provide written notice of the closing of any Merger Event not less than 15 Business Days prior to the closing of such Merger Event. The Company shall further provide written notice in accordance with Section 8(e) of any dissolution, liquidation, or winding up of the Company and of the record and payment dates for any distributions to stockholders; provided that so long as the Company has properly delivered such notice, in no event shall the Company be required to set aside or otherwise reserve any assets or properties for distribution to Warrantholder to the extent the Warrantholder has not exercised this Warrant on or prior to the record date for determining stockholders entitled to receive such distribution.

SECTION	3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than five (5) Business Days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Series A-2 Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Series A-2 Preferred Stock to be exercised under this Warrant Agreement and, if applicable, an amended Warrant Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Series A-2 Preferred Stock in accordance with the following formula:

	X	=	Y(A-B)
A

Where:	X	=	the number of shares of Series A-2 Preferred Stock to be issued to the Warrantholder.

	Y	=	the number of shares of Series A-2 Preferred Stock requested to be exercised under this Warrant Agreement.

	A	=	the fair market value of one (1) share of Series A-2 Preferred Stock at the time of issuance of such shares of Series A-2 Preferred Stock.

	B	=	the Exercise Price.

For purposes of the above calculation, fair market value of one share of Series A-2 Preferred Stock shall mean with respect to each share of Series A-2 Preferred Stock:

(i) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day trading period ending three trading days before the day the fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Series A-2 Preferred Stock is convertible at the time of such exercise; or if the Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) trading day period ending three trading days before the day the fair market value of the securities is being determined and (y) the number of shares of Common Stock into which one share of Series A-2 Preferred Stock is convertible at the time of such exercise;

(ii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the fair market value of one share of Series A-2 Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for one share of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Series A-2 Preferred Stock is convertible at the time of such exercise, unless the Company shall become subject to a Merger Event, in which case the fair market value of one share of Series A-2 Preferred Stock shall be deemed to be the per share value received by the holders of the Company’s Series A-2 Preferred Stock pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant Agreement is not previously exercised as to all Series A-2 Preferred Stock subject hereto, and if the fair market value of one share of Series A-2 Preferred Stock is greater than the Exercise Price then in effect, this Warrant Agreement shall be deemed automatically exercised on a Net Issuance basis pursuant to Section 3(a) (even if not surrendered) immediately before its expiration pursuant to Section 2 above. For purposes of such automatic exercise, the fair market value of one share of the Series A-2 Preferred Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Series A-2 Preferred Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION	4. RESERVATION OF SHARES.

During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Series A-2 Preferred Stock and Common Stock into which the Series A-2 Preferred is convertible to provide for the exercise of the rights to purchase Series A-2 Preferred Stock or convert such Series A-2 Preferred Stock into Common Stock as provided for herein.

SECTION	5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefore upon the basis of the Exercise Price then in effect.

SECTION	6. NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant Agreement.

SECTION	7. WARRANTHOLDER REGISTRY.

The Company or its transfer agent shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant Agreement. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION	8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Series A-2 Preferred Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation or entity (other than a Merger Event), then, as a part of such merger or consolidation, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant Agreement, the number and kind of shares of capital stock or other securities or property of the surviving or successor corporation resulting from such merger or consolidation (or of the corporation the capital stock of which is issued in exchange for the capital stock of the Company) that would have been issuable if Warrantholder had exercised this Warrant Agreement immediately prior to such merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Warrantholder after such merger or consolidation to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Series A-2 Preferred Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any merger or consolidation that is not a Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Warrant Agreement.

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. In such case, the Exercise Price per share of securities for which this Warrant Agreement is exercisable shall be adjusted so that the aggregate Exercise Price remains unchanged. Without limiting the foregoing, in the event of any automatic conversion of outstanding Series A-2 Preferred Stock in accordance with the Certificate of Designation of Series A-2 Convertible Preferred Stock, as may be amended from time to time (the “Certificate of Designation”), this Warrant Agreement shall thereafter be exercisable for a number of shares of Common Stock equal to the number of such shares that would have been issued had all then unexercised shares of Series A-2 Preferred Stock issuable under this Warrant Agreement been issued and outstanding at the time of such automatic conversion, and the Exercise Price of each such share of Common Stock shall equal the amount determined by dividing (A) the aggregate Exercise Price for all unexercised shares of Series A-2 Preferred Stock issuable upon exercise of this Warrant Agreement immediately prior to such automatic conversion by (B) the number of shares of Common Stock determined to be issuable upon exercise of this Warrant Agreement immediately after such automatic conversion.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Series A-2 Preferred Stock (including by way of stock dividend), (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Series A-2 Preferred Stock issuable upon exercise of this Warrant Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Series A-2 Preferred Stock issuable upon the exercise of this Warrant Agreement shall be proportionately decreased.

(d) Antidilution Rights. Additional antidilution rights applicable to the Series A-2 Preferred Stock purchasable hereunder are as set forth in the Certificate of Designation (a true and correct copy of which has been made available to the Warrantholder). The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Certificate of Designation.

(e) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock consisting of cash or property (other than equity securities of the Company issued as part of a proportional stock split or stock dividend for which adjustment is made pursuant to Section 8(c) above); (ii) the Company shall offer for subscription prorata to the holders of any class of its capital stock, any additional shares of stock of any class or other rights (other than in accordance with the Third Amended and Restated Investors’ Rights Agreement, as may be amended from time to time); (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company, then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least thirty (30) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the record date for holders of capital stock entitled to such subscription rights) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up and (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Series A-2 Preferred Stock shall be entitled to exchange their Series A-2 Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up). In connection with any other adjustment to the number or kind of securities issuable hereunder or in the applicable Exercise Price thereof, the Company shall send written notice thereof to the Warrantholder not less than fifteen (15) Business Days after the event or condition triggering such adjustment.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number and/or kind of shares or other securities subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(f) Timely Notice. Failure to timely provide such notice required by subsection (e) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by

Warrantholder. For purposes of this subsection (f), and notwithstanding anything to the contrary in Section 13(e), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (e).

SECTION	9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company represents and warrants to the Warrantholder, as of the Effective Date, as follows:

(a) Reservation of Series A-2 Preferred Stock. The Series A-2 Preferred Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances (other than those created by the Warrantholder); provided, that the Series A-2 Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Series A-2 Preferred Stock upon exercise of this Warrant Agreement shall be made without charge for any cost incurred by the Company in connection with such exercise and the related issuance of shares of Series A-2 Preferred Stock.

(b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Series A-2 Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company. The entering by the Company of this Warrant Agreement and the issuance of the Series A-2 Preferred Stock issuable upon exercise hereof: (i) do not result in any breach, violation, or default of the Company Charter or Bylaws; (ii) do not contravene any law or governmental rule, regulation or order applicable to the Company; and (iii) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Warrant Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for (i) the filing of notices under the Securities Act; (ii) any filing required by applicable state securities law, which filings will be effective by the time required thereby; and (iii) filings required under the Exchange Act.

(d) Issued Securities. All issued and outstanding shares of Series A-2 Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Series A-2 Preferred Stock and any other securities were issued in material compliance with all federal and state securities laws. The statements made with respect to the number and kind of the Company’s outstanding shares of capital stock in the reports filed by the Company under the Exchange Act are true and correct in all material respects.

(e) Other Commitments to Register Securities. Except as set forth in the Third Amended and Restated Investors’ Rights Agreement of even date herewith among the Company and certain holders of its outstanding capital stock (the “Rights Agreement”), the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Securities Act any of its presently outstanding securities.

(f) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Series A-2 Preferred Stock upon exercise of this Warrant Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act and (ii) the qualification requirements of the applicable state securities laws.

(g) D&O Insurance. The Company maintains a policy of directors’ and officers’ liability insurance with a coverage limit of $             million.

SECTION	10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire Series A-2 Preferred Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Warrantholder understands (i) that this Warrant Agreement and the Series A-2 Preferred Stock issuable upon exercise of this Warrant Agreement have not been registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10. The Warrantholder understands and agrees that this Warrant and the securities issuable upon exercise hereof will be deemed “restricted securities” under the Securities Act and applicable state securities laws and may not be sold, pledged, or otherwise transferred unless registered or qualified under such laws or pursuant to an exemption from the registration or qualification requirements thereof.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Rule 501 of Regulation D under the Securities Act, as presently in effect.

SECTION	11. TRANSFERS.

Subject to the terms and conditions contained in Section 10 and in the Rights Agreement, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, that, in no event shall the number of transfers of the rights and interests in this Warrant Agreement exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

SECTION	12. MISCELLANEOUS.

(a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

(b) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

(c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California, without reference to the conflicts of law provisions thereof.

(d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery, (ii) upon facsimile transmission (provided that the original is sent by personal delivery, mail or overnight courier as provided herein), (iii) five (5) days after deposit in the United States mail, by registered or certified mail, or (iv) one Business Day after deposit with a reputable overnight courier with all charges prepaid, in each case addressed (A) to Warrantholder at the address for Warrantholder as set forth in the registry referred to in Section 7 and (B) to the Company at the Company’s address set forth below the Company’s signature to this Warrant Agreement (or such other address of the Company as Company may designate by written notice to Warrantholder.

(f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Warrant Agreement.

(g) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

(h) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(i) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:

Occam Networks, Inc.

By:

Title:

Notice Address:

Attn:

	Facsimile:	( )

WARRANTHOLDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:

Title:

Notice Address:

	Attn:	Hercules Technology Growth Capital, Inc.
Four Palo Alto Square
3000 El Camino real, Suite 200
Palo Alto, CA 94306
Facsimile: 650-813-6211
Telephone: 650-813-6200

cc:	Attn:	Chief Legal Officer
Four Palo Alto Square
3000 El Camino real, Suite 200
Palo Alto, CA 94306
Facsimile: 650-813-6211
Telephone: 650-813-6200

EXHIBIT I

NOTICE OF EXERCISE

To: Occam Networks, Inc.

(1) The undersigned Warrantholder hereby elects to purchase [            ] shares of Series A-2 Preferred Stock of Occam Networks, Inc., pursuant to the terms of the Warrant Agreement dated the [            ] day of November 2004 (the “Warrant Agreement”) between Occam Networks, Inc. and the Warrantholder, and [CASH PAYMENT] Warrantholder: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any. [NET ISSUANCE] Warrantholder: elects pursuant to Section 3(a) of the Warrant Agreement to effect a Net Issuance.

(2) In exercising its rights to purchase the Series A-2 Preferred Stock of Occam Networks, Inc., the undersigned hereby confirms and acknowledges the accuracy, as of the date hereof, of the investment representations and warranties made in Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Series A-2 Preferred Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:

Title:

Date:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned Occam Networks, Inc., hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc., to purchase [            ] shares of the Series A-2 Preferred Stock of Occam Networks, Inc., pursuant to the terms of the Warrant Agreement, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Warrant Agreement.

COMPANY:

Occam Networks, Inc.

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the Warrant Agreement dated                    , 2004 by and between Occam Networks, Inc. and Hercules Technology Growth Capital, Inc. (“Warrantholder”) and all rights evidenced thereby are hereby transferred and assigned to

________________________________________________________________________________________________________________
(Please Print)

whose address is _________________________________________________________________________________________________

_____________________________________________________________________________________________________________

Dated: _________________________________________

Holder’s Signature: ________________________________

Holder’s Address: _________________________________

_______________________________________________

Signature Guaranteed: _______________________________________________

NOTE:	The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.